Exhibit 99.1

Contact:	Darris Gringeri	Investor Relations: (310) 964-0808
DIRECTV
(212) 205-0882

DIRECTV Holdings LLC

Completes $4.0 Billion Financing

EL SEGUNDO, Calif., March 8, 2012 — DIRECTV Holdings LLC (the “Company”), an indirect subsidiary of DIRECTV (NASDAQ:DTV), announced today that it has completed its previously announced $4.0 billion debt financing.  This financing consists of $1.25 billion of 2.400% Senior Notes due 2017, $1.50 billion of 3.800% Senior Notes due 2022 and $1.25 billion of 5.150% Senior Notes due 2042 (together, the “Notes”).  The Company has received net proceeds of approximately $3.97 billion from this financing and intends to use the net proceeds for general corporate purposes, which may include a distribution to its parent, DIRECTV, for its share repurchase plan and other corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes were offered only to “qualified institutional buyers” pursuant to Rule 144A of the Securities Act or to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

-more-

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This press release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

About DIRECTV

DIRECTV (NASDAQ: DTV) is one of the world’s leading providers of digital television entertainment services delivering a premium video experience through state-of-the-art technology, unmatched programming and industry leading customer service to more than 32 million customers in the U.S. and Latin America. In the U.S., DIRECTV offers its more than 19.8 million customers access to more than 170 HD channels and Dolby- Digital® 5.1 theater-quality sound, access to exclusive sports programming such as NFL SUNDAY TICKET™, Emmy- award winning technology and higher customer satisfaction than the leading cable companies for ten years running. For the most up-to-date information on DIRECTV, please visit www.directv.com.

###